EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-177919) pertaining to the Stock Option Subscription Plans, BSA Subscription Plans and BCE Subscription Plans of Sequans Communications S.A. of our report dated March 30, 2012, with respect to the consolidated financial statements of Sequans Communications S.A. included in the Annual Report (Form 20-F) for the year ended December 31, 2011 filed with the Securities and Exchange Commission.

Ernst & Young Audit

Represented by Frédéric Martineau

Paris – La Défense, France

March 30, 2012